EXHIBIT 99.2

AFFIDAVIT OF TRANSFER AGENT – April 7, 2026

STATE OF NEW YORK COUNTY OF KINGS

I, Michael Ajzenman, being duly sworn, do hereby depose and state under oath as follows:

1.	Capacity and Authority I am a duly authorized representative of Madison Stock Transfer, Inc. (the “Transfer Agent”), the duly appointed and acting transfer agent for Visium Technologies, Inc., a Florida corporation (the “Company”), and I am fully authorized to execute and deliver this Affidavit on behalf of the Transfer Agent.

2.	This Affidavit is executed pursuant to, and in furtherance of, the Company’s Board resolutions adopted on April 7, 2026, and is intended to be relied upon by the Company, its officers, directors, legal counsel, auditors, and the U.S. Securities and Exchange Commission for all corporate governance, disclosure, and regulatory compliance purposes under the Securities Exchange Act of 1934, as amended, and Florida Business Corporation Act §§ 607.0602 and 607.1006.

3.	Outstanding Common Share Totals The Transfer Agent hereby confirms that its official records, as of April 7, 2026, reflect the following aggregate issued and outstanding shares of the Company’s common stock: 523,348,403 shares.

4.	Authorized Share Totals The Transfer Agent further confirms that its records reflect the following authorized capital of the Company: • Common Stock: 3,000,000,000 shares; • Blank Check Preferred Stock: 100,000,000 shares.

5.	5Outstanding Preferred Share Totals and Critical Record-Keeping Limitations

a.	The Transfer Agent is not currently, and has never been, the transfer agent for any series or verified ownership ledger of any of the Company’s preferred stock.

b.	Based solely upon the Company’s most recent filings with the U.S. Securities and Exchange Commission on EDGAR (including the Form 10-K for the fiscal year ended June 30, 2025 and all subsequent periodic reports), the following aggregate preferred shares are reported as issued and outstanding: • Series A Convertible Preferred Stock: 13,992,340 shares; • Series B Convertible Preferred Stock: 1,327,670 shares.

The Transfer Agent expressly acknowledges and represents that it does not possess, maintain, or control any of the following with respect to;

1.	The Series A or Series B Preferred Stock:

a.	(a) individual holder-level ownership records;

b.	(b) physical or electronic stock certificates;

c.	(c) original issuance documentation, subscription agreements, or chain-of-title records; or

d.	(d) any supporting evidence of beneficial ownership or compliance with the predecessor entity NuState Energy Holdings, Inc. Certificates of Designation for Series A or Series B Preferred Stock.

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The Transfer Agent agrees to maintain only a placeholder aggregate ledger position for Series A or Series B Preferred Stock and shall not recognize or act upon any purported individual holder claims absent the strict procedural requirements set forth below.

6.

Mandatory Procedural Controls and Conversion Gates The Transfer Agent acknowledges that the Company’s Board of Directors has adopted, as mandatory and non-waivable Company policy, procedural gating mechanisms (the “Conversion Gates”) as conditions precedent to any valid conversion, transfer, book-entry movement, or other action involving Series A or Series B Preferred Stock.

a.	The Transfer Agent hereby agrees to strictly enforce these Conversion Gates and shall not process, honor, or effectuate any request for conversion, issuance of common stock, transfer, or any other change to the placeholder ledger unless and until it receives the Company’s prior written confirmation, signed by the Chief Executive Officer or Chief Financial Officer (or their designee), expressly certifying that all Conversion Gates have been fully satisfied.

b.	Any purported conversion or transfer attempted in violation of the Conversion Gates shall be treated by the Transfer Agent as null and void ab initio, and the Transfer Agent shall immediately reject and return such request to the purported holder with notice to the Company and Company’s counsel.

7.	Maintenance of Status Quo and Heightened Notice Obligations The Transfer Agent covenants and agrees to:

a.	maintain the current aggregate ledger balances for Series A and Series B Preferred Stock without any modification unless and until it receives the written Board authorization described above;

b.	promptly (and in no event later than twenty-four (24) hours) notify the Company in writing of any request, demand, inquiry, or attempt to inspect records, effect a transfer, conversion, or any other action involving the Preferred Stock, including any request made under color of law or otherwise;

c.	cooperate fully with the Company and its counsel in any investigation or enforcement action necessary to protect the integrity of the Company’s capital structure.

7. Reliance, Indemnification, and Survival This Affidavit is made for the express benefit of the Company and its shareholders and may be relied upon by the Company, its auditors, legal counsel, and any governmental or regulatory authority, including the SEC, without further inquiry. The representations, warranties, and covenants contained herein shall survive the execution of this Affidavit and any future changes in the Transfer Agent’s appointment.

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IN WITNESS WHEREOF, I have executed this Affidavit as of April 7, 2026.

/s/ Michael Ajzenman
Michael Ajzenman

Title:

Authorized Representative Madison Stock Transfer, Inc.

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